SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

W Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(787) 834-8000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

1.1	Underwriting Agreement dated December 16, 2004 between W Holding and UBS as representative of the underwriters named therein.

4.1	Certificate of Corporate Resolution designating the terms of W Holding’s Series H Preferred Stock.

4.2	Specimen Certificate for W Holding’s Series H Preferred Stock.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the validity of the shares of Series H Preferred Stock issued in the offering.

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain federal tax consequences.

8.2	Opinion of Adsuar Muniz Goyco & Besosa, P.S.C. regarding certain Puerto Rico tax consequences.

23.1	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1).

23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 8.1).

23.3	Consent of Adsuar Muniz Goyco & Besosa, P.S.C. (contained in Exhibit 8.2).

23.4	Consent of Deloitte & Touche LLP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC.

Date:	December 17, 2004	By:	/s/ Freddy Maldonado Freddy Maldonado Chief Financial Office and Vice President of Finance and Investment

EXHIBIT INDEX

Exhibit No.

1.1	Underwriting Agreement dated December 16, 2004 between W Holding and UBS as representative of the underwriters named therein.

4.1	Certificate of Corporate Resolution designating the terms of W Holding’s Series H Preferred Stock.

4.2	Specimen Certificate for W Holding’s Series H Preferred Stock.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the validity of the shares of Series H Preferred Stock issued in the offering.

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain federal tax consequences.

8.2	Opinion of Adsuar Muniz Goyco & Besosa, P.S.C. regarding certain Puerto Rico tax consequences.

23.1	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1).

23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 8.1).

23.3	Consent of Adsuar Muniz Goyco & Besosa, P.S.C. (contained in Exhibit 8.2).

23.4	Consent of Deloitte & Touche LLP.

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